UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Rule 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2021

CRH MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37542	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 619 – 999 Canada Place, World Trade Center, Vancouver, British Columbia, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

(604) 633-1440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRHM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2021, CRH Medical Corporation (“CRH” or the “Company”) entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) with WELL Health Technologies Corp. (“WELL Health”), WELL Health Acquisition Corp., a wholly owned subsidiary of WELL Health (the “Purchaser”), and 1286392 B.C. Ltd., a wholly owned subsidiary of WELL Health (“Finco,” and together with the Purchaser and WELL Health, the “WELL Parties”). Subject to the terms and conditions of the Arrangement Agreement, the Purchaser has agreed to acquire all of the issued and outstanding shares of CRH at a price of US$4.00 per share, by way of a court approved plan of arrangement under the Business Corporations Act (British Columbia) (“BCBCA,” and such transaction, the “Arrangement”).

The board of directors of the Company, following the unanimous recommendation of a special committee consisting solely of independent directors, unanimously determined that the Arrangement is in the best interests of the Company and fair to the Company’s shareholders, and approved the Arrangement Agreement. The board of directors also has unanimously determined to recommend to CRH security holders that they vote in favor of the Arrangement.

Consideration and Treatment of Equity Awards

Subject to the terms and conditions of the Arrangement Agreement, upon consummation of the Arrangement, CRH shareholders will be entitled to receive US$4.00 in cash in exchange for each CRH common share then held (other than common shares in respect of which such shareholder has validly exercised rights of dissent in accordance with the BCBCA).

In addition: (i) each outstanding vested option to acquire CRH common shares will be exchanged for a cash payment equal to the difference between US$4.00 and the exercise price for such option; (ii) each outstanding share unit granted under CRH’s 2017 share unit plan (as amended, the “2017 RSU Plan”) that is held by an employee, contractor or director of CRH that does not remain employed immediately after the effective time of the Arrangement and each outstanding share unit granted under CRH’s 2014 share unit plan will be exchanged for US$4.00 in cash; and (iii) each outstanding unvested option to acquire CRH common shares and each outstanding share unit granted under the 2017 RSU Plan that is held by an employee, contractor or director of CRH that remains employed immediately after the effective time of the Arrangement will be exchanged for an option to acquire Well Health common shares (a “Replacement Option”) or restricted stock unit of Well Health (a “Replacement RSU”), respectively, based on the exchange ratio summarized below, which Replacement Option or Replacement RSU will be issued under and subject to the omnibus equity plan of the Well Health approved by shareholders of Well Health on September 30, 2020 (the “WELL Health LTIP”) and will generally have the same terms and conditions with respect to vesting, expiry date and otherwise as applied to the original CRH option or the original CRH share unit, as applicable, except to provide for accelerated vesting following the change of control occasioned by the Arrangement equivalent to the accelerated vesting provided for in the CRH option plan or the 2017 RSU Plan, as applicable.

Subject to certain adjustments provided for in the Arrangement Agreement, (i) each Replacement Option will entitle the holder to acquire a number of WELL Health common shares (rounded down to the nearest whole share) equal to the number of CRH common shares subject to the original CRH option, multiplied by 0.652, and will have an exercise price per WELL Health common share equal to the exercise price per CRH common share otherwise purchasable pursuant to the original CRH option, divided by 0.652, and (ii) each Replacement RSU will entitle the holder to receive upon settlement a number of WELL Health common shares (rounded down to the nearest whole share) equal to the number of CRH common shares subject to the original CRH share unit, multiplied by 0.652.

Financing

In connection with the execution of the Arrangement Agreement, (i) WELL Health arranged for the private placement of subscription receipts of Finco for, in the aggregate, C$295.5 million, to be issued pursuant to subscription agreements entered into by a group of institutional and individual investors, including Mr. Li Ka-shing (the “Equity Financing”), and (ii) the Purchaser entered into commitment letter with Canadian Imperial Bank of Commerce and HSBC Bank Canada (the “Lenders”), pursuant to which such Lenders have committed to provide to the Purchaser certain debt financing for the Arrangement, subject to the terms and conditions of such commitment letter (the “Debt Financing”). The Equity Financing is expected to close in mid-February 2021.

The proceeds of the Equity Financing and the Debt Financing are expected to be combined with cash-on-hand of WELL Health to fully finance the Arrangement. The Arrangement Agreement includes certain customary financing covenants, which require the Purchaser to use commercially reasonable efforts to obtain the foregoing financing. Obtaining the financing is not a condition to the consummation of the Arrangement.

Voting Agreements

In connection with the execution of the Arrangement Agreement, each director and officer of CRH that was the registered or beneficial holder of CRH securities entered into a voting and support agreement (each, a “Voting Agreement”), pursuant to which of such directors and officers have agreed to vote their CRH securities in favor of the Arrangement and to otherwise support the transactions contemplated by the Arrangement Agreement, on the terms and subject to the conditions set forth in the Voting Agreements. As of their entry into the Voting Agreements, such directors and officers held an aggregate of approximately 2.1% of the outstanding common shares of CRH.

No Solicitation; Change of Recommendation

Under the Arrangement Agreement, CRH is subject to certain restrictions on its ability to solicit or otherwise facilitate alternative acquisition proposals from third parties, provide information about CRH to third parties or engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. In addition, CRH’s board of directors has committed to recommend that CRH security holders vote in favor of the Arrangement, subject to certain exceptions.

Representations and Warranties; Other Covenants

CRH and the WELL Parties each made certain customary representations and warranties in the Arrangement Agreement. In addition to the covenants described above, CRH and the WELL Parties have also agreed to various other covenants, including, among other things, (i) covenants by CRH to conduct its businesses in the ordinary course and to comply with certain other operating obligations prior to consummation of the Arrangement, and (ii) covenants by each party to use their respective reasonable commercial efforts to take all actions necessary or advisable to consummate the Arrangement, including using reasonable commercial efforts to secure required governmental orders and clearances.

Conditions

Consummation of the Arrangement is subject to certain closing conditions, including, among other things, (i) approval of the Arrangement by two-thirds of the votes cast by CRH shareholders and two-thirds of the votes cast by CRH shareholders, holders of CRH stock options and holders of CRH share units, voting as a single class, (ii) obtaining the necessary interim and final orders of the Supreme Court of British Columbia, (iii) obtaining all required regulatory approvals or clearances, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of certain legal restraints prohibiting the consummation of the Arrangement, (v) the absence of a material adverse effect on CRH, (vi) holders of not more than five percent of the outstanding common shares of CRH having exercised rights of dissent under the BCBCA in respect of the Arrangement and (vii) the absence of certain breaches or termination of the Voting Agreements. The obligation of each of CRH and the Purchaser to consummate the Arrangement is also conditioned upon the other party’s representations and warranties being true and correct and the other party having performed its obligations under the Arrangement Agreement (in each case, subject to certain materiality qualifications).

Termination

The Arrangement Agreement contains certain termination rights for each of CRH and the Purchaser, including, among others, (i) the right of either party to terminate the Arrangement Agreement if the consummation of the Arrangement does not occur on or before June 30, 2021, or if CRH fails to obtain the requisite approval of its security holders, (ii) the right of the Purchaser to terminate the Arrangement Agreement if the CRH board of directors has changed its recommendation that its security holders vote in favor of the Arrangement, or if CRH has breached its nonsolicitation covenant, and (iii) the right of CRH to terminate the Arrangement Agreement to enter into a definitive agreement with respect to a “superior proposal” (as defined in the Arrangement Agreement) prior to the receipt of the requisite approval of its security holders, subject to certain conditions.

Upon termination of the Arrangement Agreement under specified circumstances, CRH is required to pay the Purchaser a termination fee equal to $10 million in cash. These circumstances include, among others, if the Arrangement Agreement is terminated by CRH to enter into a definitive agreement with respect to a superior proposal or by the Purchaser as a result of a change of recommendation by CRH’s board of directors in certain circumstances or a material breach by CRH of its nonsolicitation covenant. The Purchaser is required to pay CRH a termination fee equal to $10 million in cash in the event of certain breaches of its representations, warranties or covenants.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference. The Arrangement Agreement has been included with this filing only to provide investors with information regarding its terms. It is not intended to provide any other factual information about CRH, WELL Health or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the CRH’s public disclosures.

Item 8.01	Other Events.

On February 8, 2021, CRH issued a press release announcing its entry into the Arrangement Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of February 6, 2021, by and among CRH Medical Corporation, Well Health Technologies Corp., Well Health Acquisition Corp. and 1286392 B.C. Ltd.*
99.1	Press Release issed by CRH Medical Corporation on February 8, 2021

* Certain schedules to the Arrangement Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included or incorporated by reference in this document may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward looking statements include statements regarding the acquisition of the Company by WELL Health, the expected financing for such proposed transaction and the expected timetable for completing such proposed transaction, as well as all other statements that are not statements of historical fact. Forward-looking statements are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “plan,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements reflect current expectations of management regarding future events and performance as of the date of this document and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include: (i) the risk that the Company’s security holders do not approve the proposed transaction; (ii) the risk that regulatory or other approvals required for the transaction may be delayed or not obtained, or are obtained subject to conditions that are not anticipated; (iii) the possibility that certain other conditions to the consummation of the proposed transaction will not be satisfied or completed on a timely basis, or at all; (iv) the risk that the financing necessary for the consummation of the proposed transaction is unavailable at the closing; (v) the risk of disruption from the announcement, pendency and/or completion of the potential transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (vi) uncertainties related to developments in the COVID-19 pandemic and its impact on the Company’s operations and the completion of the proposed transaction; and (vii) uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by the Company in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which are available on EDGAR at www.sec.gov/edgar.shtml or on the Company’s website at www.crhmedcorp.com. The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

No Offer or Solicitation

This document does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

The proposed transaction between the Company and WELL Health will be submitted to the Company’s security holders for their consideration. In connection therewith, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and management information circular for the Company’s security holders (the “Proxy Statement”). The Company will also furnish the Proxy Statement to its security holders and may file other documents regarding the proposed transaction with the SEC. INVESTORS AND Security holders are urged to carefully read all relevant documents filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to these documents, when they become available, because they will contain important information about the proposed transaction. The Proxy Statement and other relevant materials filed with the SEC (when they become available) may be obtained free of charge at the SEC’s web site, http://www.sec.gov. Copies will also be available at no charge in the “Investors” section of the Company’s website, https://investors.crhsystem.com.

Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed transaction. Information relating to the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement and management information circular for its 2020 annual general meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on May 6, 2020. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the information included in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRH MEDICAL CORPORATION
(Registrant)

Date: February 8, 2021	By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer